SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

[ ]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)
     (2))
[X]  Definitive Proxy Statement


                       STRATEGIC CAPITAL RESOURCES, INC.
                       ---------------------------------
                (Name of Registrant as Specified in Its Charter)

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        pursuant to Exchange Act Rule O-11 (Set forth the amount on which the
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[ ] Fee paid previously by written preliminary materials.

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     paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously paid:
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

                                    STRATEGIC
                             CAPITAL RESOURCES, INC.
                                7900 Glades Road
                                    Suite 610
                            Boca Raton, Florida 33434
                                 (561) 558-0165

                              ---------------------

                              INFORMATION STATEMENT

                              ---------------------

                           Pursuant to Regulation 14C
                                Promulgated Under
                 the Securities Exchange Act of 1934, as amended

     This Information Statement, which is being mailed on or about July 21, 2003, to holders of record on June 30, 2003 of shares of the common stock, par value $.001 per share (the "Common Stock"), of Strategic Capital Resources, Inc., a Delaware corporation (the "Company" and/or "SCR- Delaware"), is being furnished pursuant to the requirements of Regulation 14C under the Securities Exchange Act of 1934, as amended.

     On June 30, 2003, the Board of Directors of the Company and majority shareholders executed and delivered to us a Written Consent to Corporate Action (the "Written Consent") whereby they approved the reincorporation of the Company from Delaware to Florida (the "Reincorporation"). The Reincorporation will be accomplished by merging the Company with and into a to-be-formed, wholly-owned Florida subsidiary, Strategic Capital Resources, Inc. ("SCR- Florida"). Among other matters, the Articles of Incorporation for SCR-Florida will provide for 25,000,000 authorized shares of Common Stock, $.001 par value per share, as well as authorization for 5,000,000 shares of Preferred Stock, $.01 par value per share. The Certificate of Incorporation of SCR-Delaware, as amended, currently provides for a like number of authorized Common and Preferred shares.

     Such approval by the Board of Directors and by the holders of a majority of the issued and outstanding shares of Common Stock is adequate under Delaware and Florida law to implement such Reincorporation.

     As a result, this Information Statement is being provided for informational purposes only. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                       OUTSTANDING STOCK AND VOTING RIGHTS

        As of June 30, 2003, there were 77,192 shares of our Common Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote.

                        DIRECTORS AND EXECUTIVE OFFICERS

     As of June 30, 2003, our officers and directors and their respective positions with our Company were as follows:

                Name                                Position
        ------------------             ------------------------------------

        David Miller                   President, CEO and
                                       Chairman of the Board

        Cary Greenberg                 Treasurer, Chief Financial Officer
                                       and Chief Accounting Officer

        Samuel G. Weiss                Secretary, Director

        Scott Miller                   Vice President, Assistant Secretary

        Ralph Wilson                   Director

        John H. Roach, Jr.             Director

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock as of June 30, 2003, by: (i) each of our officers and directors, (ii) each person who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock, and (iii) all of our officers and directors as a group:

                                        Amount and Nature of
Name and Address of Beneficial Owner    Beneficial Ownership   Percent of Class
------------------------------------    --------------------   ----------------

Directors and Officers:

   David Miller                                33,354(1)             43.2%
   3565 NW 61st Circle
   Boca Raton, Florida  33496

   Scott Miller                                 6,600                 8.6%
   3565 NW 61st Circle
   Boca Raton, Florida  33496

                                        Amount and Nature of
Name and Address of Beneficial Owner    Beneficial Ownership   Percent of Class
------------------------------------    --------------------   ----------------

   Samuel G. Weiss                                770                 1.0%
   265 Sunrise Hwy, Suite. 30
   Rockville Center, New York  11570

   Ralph Wilson                                   787                 1.0%
   7 Ensign Lane
   Massapequa, New York  11758

   All Officers and Directors as a Group       41,511                53.8%
   (4 persons)
--------------------------

(1) Includes 5,250 shares owned by Lite 'N Low, Inc. and 7,750 shares owned by Priority Capital Corp., privately held companies which David Miller, our Chief Executive Officer, President and one of our directors, is the principal shareholder.

                                        Amount and Nature of
Name and Address of Beneficial Owner    Beneficial Ownership   Percent of Class
------------------------------------    --------------------   ----------------

Other 5% Shareholders:

   Libo Fineberg, Trustee (1)                   6,250                 8.1%
   Helen Miller Irrevocable Trust
   3500 Gateway Drive
   Pompano Beach, Florida  33069

   Rita Miller (2)                              6,600                 8.6%
   3565 NW 61st Circle
   Boca Raton, Florida  33496
---------------------------

(1) David Miller, our Chief Executive Officer, President and one of our directors, is the direct beneficiary. He has no voting power. David Miller disclaims any beneficial ownership.

(2) Rita Miller is the wife of David Miller. She has sole voting power and ownership. David Miller disclaims any beneficial ownership.

                                    ISSUE ONE

                          CHANGE IN CORPORATE DOMICILE

     We propose to change our state of incorporation from Delaware to Florida (the "Reincorporation"). For the reasons set forth below, the Board of Directors believe that our best interest and our shareholders will be served by the Reincorporation. Such Reincorporation will be accomplished by merging our Company with and into a to-be-formed wholly-owned Florida subsidiary, SCR-Florida. The proposal to change our state of incorporation does not give our shareholders dissenters' or appraisal rights under Delaware law.

     We are now headquartered in Florida and have no operations in Delaware. Our Board of Directors believe that a change in our state of incorporation from Delaware to Florida will provide significant cost savings to us. Corporations organized under the Delaware General Corporation Law

("DGCL") are required to pay a franchise tax to the State of Delaware. The annual franchise tax payable by us to Delaware for 2003, absent the change of domicile would be approximately $150,000. By contrast, corporations organized under the Florida Business Corporation Act ("FBCA") do not pay annual franchise taxes to the State of Florida, but instead pay a nominal fee of approximately $150 in connection with the filing of annual reports.

     If we are merged with and into the to-be-formed Florida subsidiary, we will be required to pay the pro-rata portion of the 2003 Delaware franchise tax applicable to the portion of the year in which we existed as a Delaware corporation.

     In addition to the proposed cost savings, we believe that the FBCA will meet our business needs and that the DGCL does not offer corporate law advantages sufficient to warrant payment of the significant franchise tax burden that results from maintaining a Delaware domicile. The FBCA is based on the Revised Model Business Corporation Act and is a modern and flexible code. For the most part, such code provides virtually the same flexibility in the management of a corporation and in the conduct of various business transactions as provided by the DGCL. Additionally, the Board believes that Reincorporation is consistent with our philosophy of maintaining a positive corporate presence in Florida. The transaction will not result in any change in our name, business, management, location of our principal executive offices, assets, liabilities or net worth.

     To effect our Reincorporation in Florida, we will be merged with and into a to-be-formed wholly-owned subsidiary incorporated in Florida pursuant to a Plan and Agreement of Merger by and between the Company and SCR-Florida ("Plan and Agreement of Merger"). The proposed Florida subsidiary, named Strategic Capital Resources, Inc., a Florida corporation ("SCR-Florida") will be the surviving corporation. SCR-Florida will be incorporated under the FBCA for the sole purpose of merging with us. It will have no material assets and/or liabilities and will not have been engaged in any business prior to the merger. Following the merger, SCR-Florida will conduct the business of the Company as a Florida corporation under the name Strategic Capital Resources, Inc. and will assume all of our assets and liabilities including contractual obligations and obligations under our outstanding indebtedness. Our existing Board of Directors and officers will become the Board of Directors and officers of the surviving corporation for identical terms of office.

     Upon consummation of the Reincorporation, each outstanding share of our Common Stock will automatically be converted into one fully paid and nonassessable share of outstanding Common Stock of SCR-Florida. Outstanding options and warrants to purchase or otherwise acquire shares of our Common Stock will be converted into options to purchase or otherwise acquire the same number of shares of Common Stock of SCR-Florida at the same exercise price per share and upon the same terms and conditions as presently set forth in each such option or warrant. We do not intend to issue new stock certificates to stockholders of record upon the effective date of the merger and each certificate representing issued and outstanding shares of our Common Stock immediately prior to the effective date of the merger will evidence ownership of the shares of Common Stock of SCR-Florida after the effective date of the merger. Thus, it will not be necessary for our shareholders to exchange their existing stock certificates for certificates of SCR-Florida. Our outstanding stock certificates should not be destroyed or sent to us. We anticipate that delivery of

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

existing certificates of Common Stock will constitute "good delivery" of shares of Common Stock of SCR-Florida in transactions on the Over-the-Counter Bulletin Board ("OTCBB") where the Company's Common Stock is anticipated to be listed for trading, assuming clearance from the National Association of Securities Dealers, Inc. ("NASD"), of which no assurances are given. An application to relist our Common Stock on the OTC Bulletin Board is currently pending.

     Other than revisions to statutory references necessary to conform with FBCA and as otherwise described herein, SCR-Florida's Articles of Incorporation and bylaws are substantially similar to our current Certificate of Incorporation, as amended, and bylaws.

     A copy of the proposed Plan and Agreement of Merger and Articles of Incorporation of SCR- Florida are attached hereto as Exhibits A and B, respectively.

         PLEASE NOTE: STOCKHOLDERS NEED NOT EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF THE SURVIVING CORPORATION. HOWEVER, ANY STOCKHOLDERS DESIRING NEW STOCK CERTIFICATES REPRESENTING COMMON STOCK OF THE SURVIVING CORPORATION MAY SUBMIT THEIR EXISTING STOCK CERTIFICATES TO CONTINENTAL STOCK TRANSFER & TRUST CO., 17 BATTERY PLACE, 8TH FLOOR, NEW YORK, NY 10004, OUR TRANSFER AGENT, AND OBTAIN NEW CERTIFICATES. THERE WILL BE A CHARGE OF APPROXIMATELY $15.00 PAYABLE BY ANY SHAREHOLDER DESIRING A NEW SHARE CERTIFICATE.

CERTAIN DIFFERENCES BETWEEN THE CORPORATE LAWS OF DELAWARE AND FLORIDA

     Although it is not practical to compare all of the differences between Delaware law and our current Certificate of Incorporation, as amended, and bylaws and Florida law and the Articles of Incorporation and bylaws of the surviving corporation, the following is a summary of differences which we believe may significantly affect the rights of stockholders. This summary is not intended to be relied upon as an exhaustive list of all differences or a complete description of the differences, and is qualified in its entirety by reference to the DGCL, the FBCA and the forms of the Articles of Incorporation and bylaws of the surviving corporation.

     Dividends and Repurchases
     -------------------------

     A Delaware corporation may pay dividends out of "surplus" or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year. Surplus is defined as the net assets of the corporation over the corporation's capital. Under the DGCL, a corporation may repurchase its shares only if the capital stock of the corporation is not impaired and the repurchase does not impair the corporation's capital.

     Under the FBCA, a corporation may make distributions to stockholders (subject to any restrictions contained in the corporation's articles of incorporation) as long as, after giving effect to the distribution, (a) the corporation will be able to pay its debts as they become due in the usual course of business, and (b) the corporation's total assets will not be less than the sum of its total liabilities plus (unless the articles of incorporation permits otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Pursuant to the FBCA, a corporation's repurchase of its own capital stock is deemed to be a distribution. The surviving corporation's Articles of Incorporation will not alter these provisions of Florida law.

     Special Meetings
     ----------------

     Under Delaware and Florida law, special meetings of the stockholders may be called by the Board of Directors or by such persons as may be authorized by the Certificate of Incorporation and the Articles of Incorporation, respectively, or the bylaws. In addition, Florida law permits the holders of not less than 10% of all votes entitled to be cast on any issue (unless a greater percentage, not to exceed 50%, is specified in the articles of incorporation) to call a special meeting. Our current bylaws provide that a special meeting may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the directors or stockholders entitled to vote. After the Reincorporation, our bylaws will provide that a special meeting, except as prescribed by statute, may be called at any time by the Board, the Chairman, by the President or by the holders of not less than ten percent (10%) of the outstanding shares entitled to vote at any meeting of the shareholders.

     Action by Written Consent
     -------------------------

     Under Delaware law, unless otherwise provided in a corporation's Certificate of Incorporation, the shareholders may take action without a meeting if a consent in writing to such action is signed by the shareholders having a minimum number of votes that would be necessary to take such action at the meeting. Our current Certificate of Incorporation does not provide otherwise.

     Under the Florida Act, unless otherwise provided in a corporation's Articles of Incorporation, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if the action is taken by the holders of outstanding shares entitled to vote thereon having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The surviving corporation's Articles of Incorporation do not provide otherwise.

     Quorum for Stockholder Meetings
     -------------------------------

     Under the DGCL, unless otherwise provided in a corporation's Certificate of Incorporation or its bylaws, a majority of shares entitled to vote on a matter constitutes a quorum at a meeting of stockholders, but in no event may a quorum consist of less than one-third of the shares entitled to vote on such matter. Our current bylaws provide that the presence in person or by proxy of stockholders constituting a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders.

     The FBCA is similar to the DGCL, except that the quorum requirement may be provided in a corporation's articles of incorporation but not its bylaws. The surviving corporation's Articles of Incorporation do not alter the stockholder quorum requirements.

     Stockholder Voting Requirements
     -------------------------------

     Under both the DGCL and the FBCA, if a quorum is present, directors are generally elected if they receive more votes favoring their election than opposing it, unless a greater number of votes is required by the Certificate of Incorporation or by-laws (in the case of a Delaware corporation) or the Articles of Incorporation (in the case of a Florida corporation). With respect to matters other than the election of directors, unless a greater number of affirmative votes is required by the FBCA or a Florida corporation's articles of incorporation (but not its bylaws), if a quorum is present a proposal generally is approved if the votes cast by stockholders favoring the action exceed the votes cast by stockholders opposing the action. Under the DGCL, and unless otherwise provided by the DGCL or a Delaware corporation's Certificate of Incorporation or bylaws, a proposal is approved by the affirmative vote of a majority of the shares represented at a meeting and entitled to vote on the matter. As a result, abstentions under Delaware law have the affect of a vote against most proposals. Our current bylaws provide that a proposal generally is approved if the votes cast by stockholders favoring the action exceed the votes cast by stockholders opposing the action.

     Under both the DGCL and the FBCA, in the case of a merger, consolidation or a sale, lease or exchange of all or substantially all of the assets of a corporation, the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote is generally required. Accordingly, under the DGCL and the FBCA, abstentions have the same affect as votes against such a transaction.

     Proxies
     -------

     Under Delaware law, a proxy executed by a stockholder will remain valid for a period of three years unless the proxy provides for a longer period. Under Florida law, a proxy is generally effective only for a period of 11 months unless otherwise provided in the proxy.

     Board Recommendations Regarding Merger
     --------------------------------------

     Both the FBCA and the DGCL generally provide that the stockholders of a corporation must approve a merger. In order to obtain stockholder approval, the board of directors of a Florida corporation must "recommend" the plan of merger and, in Delaware, the board of directors must make a declaration of the merger's "advisability." The DGCL, however, permits

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

the board of directors to change its recommendation without withdrawing the merger agreement from stockholder consideration. Further, the DGCL provides that the terms of the merger agreement may require that the merger agreement be submitted to the stockholders whether or not the board of directors subsequently determines that the agreement is no longer advisable.

     The FBCA provides that the board of directors may condition its submission of the proposed merger on any basis.

     Merger with Subsidiary
     ----------------------

     Under the DGCL, a parent corporation may merge with its subsidiary, without stockholder approval, where the parent corporation owns at least 90% of the outstanding shares of each class of capital stock of its subsidiary and will be the surviving entity. The FBCA allows a merger with a subsidiary without shareholder approval if the parent owns 80% of each class of capital stock of the subsidiary and there is no material change to the articles of incorporation of the parent company as they existed before the merger.

     Consideration for Stock
     -----------------------

     Under the DGCL, shares cannot be issued for less than par value. The par value must be paid in a combination of cash, real or personal property or past services. The balance may be paid by a secured promissory note or other binding obligation. Under the FBCA, a corporation may issue its capital stock in return for tangible or intangible property or benefit to the corporation. Shares may be issued for less than par value.

     Board Vacancies
     ---------------

     The DGCL provides that, unless otherwise provided in a corporation's Certificate of Incorporation or bylaws, a vacancy or newly created directorship on the board of directors may be filled by a majority of the remaining directors, even though less than a quorum. Under the FBCA, a vacancy on the board of directors may be filled by an affirmative vote of the remaining directors or by the shareholders, unless the Articles of Incorporation provides otherwise. The surviving corporation's Articles of Incorporation do not provide otherwise.

     Affiliated Transactions and Control Share Acquisitions
     ------------------------------------------------------

     The FBCA has a statute governing "affiliated transactions," and the DGCL has a similar statute governing "business combinations." The FBCA also has a statute governing "control share acquisitions." Our current Certificate of Incorporation does not contain provisions electing to be exempt from these provisions. However, the Articles of Incorporation for SCR-Florida do contain a provision to exempt us from these provisions.

     Under the DGCL, a corporation may not engage in any "business combination" (as defined in the DGCL) with an "interested stockholder" for three years after such stockholder becomes an interested stockholder. An interested stockholder is any person who is the beneficial owner of 15% or more of the outstanding voting stock of the corporation. These business combinations are substantially the same as the "affiliated transactions" described below with respect to the FBCA. A corporation may enter into a business combination with an interested stockholder if (a) the Board of Directors approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder before the date on which the stockholder becomes an interested stockholder; (b) upon consummation of the transaction resulting in the stockholder reaching the 15% threshold, the stockholder owned 85% of the outstanding voting shares at the time the transaction commenced, excluding those shares held by directors who are also officers, or employee stock plans in which the participants do not have the right to determine confidentially whether shares subject to the plan will be tendered in a tender or exchange offer; or (c) on or subsequent to becoming an interested stockholder, the business combination is approved by the board of directors and is authorized at a meeting by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder. These restrictions do not apply if the corporation does not have a class of stock (a) listed on a national securities exchange, (b) authorized for quotation on the Nasdaq Stock Market, or (c) held of record by more than 2,000 stockholders unless any of the foregoing results from the actions of the interested stockholder.

     The FBCA provides that an "affiliated transaction" with an "interested shareholder" must generally be approved by the affirmative vote of the holders of two-thirds of the voting shares, other than the shares owned by the interested shareholder. An interested shareholder is any person who is the beneficial owner of 10% or more of the outstanding voting stock of the corporation. The transactions covered by the statute include, with certain exceptions, (a) mergers and consolidations to which the corporation and the interested shareholder are parties, (b) sales or other dispositions of substantial amounts of the corporation's assets to the interested shareholder,
(c) issuances by the corporation of substantial amounts of its securities to the interested shareholder, (d) the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder, (e) any reclassification of the corporation's securities that has the effect of substantially increasing the percentage of outstanding voting shares of the corporation beneficially owned by the interested shareholder, and (f) the receipt by the interested shareholder of certain loans or other financial assistance from the corporation. The two-thirds approval requirement does not apply if, among other things: (a) the transaction has been approved by a majority of the corporation's disinterested directors (as defined in the statute), (b) the interested shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for at least five years preceding the transaction, (c) the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares (exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors), (d) the corporation has not had more than 300 shareholders of record at any time during the preceding three years, or (e) certain fair price and procedural requirements are satisfied.

     The FBCA's control share acquisition statute provides that a person who acquires shares in an issuing public corporation in excess of certain specified thresholds will generally not have any voting rights with respect to such shares unless such voting rights are approved by a majority of the shares entitled to vote, excluding the interested shares. The thresholds specified in the FBCA are the acquisition of a number of shares representing: (a) 20% or more, but less than 33% of the voting power of the corporation, (b) 33% or more but less than a majority of the voting power of the corporation, or (c) a majority or more of the voting power of the corporation. This statute does not apply if, among other things, the acquisition is (a) approved by the corporation's board of directors before the acquisition, (b) pursuant to a pledge or other security interest created in good faith and not for the purpose of circumventing the statute, (c) pursuant to the laws of intestate succession or pursuant to gift or testamentary transfer, or (d) pursuant to a statutory merger or share exchange to which the corporation is a party. This statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption by the corporation of such acquired shares in certain circumstances. Unless otherwise provided in the corporation's articles of incorporation or bylaws prior to the pertinent acquisition of shares, in the event that such shares are accorded full voting rights by the stockholders of the corporation and the acquiring stockholder acquires a majority of the voting power of the corporation, all stockholders who did not vote in favor of according voting rights to such acquired shares are entitled to dissenters' rights.

     Delaware does not have any statutory provision comparable to Florida's control share acquisition statute.

     Other Matters
     -------------

     The FBCA provides that in discharging their fiduciary duties to the corporation, directors may consider the social, economic, legal or other effects of any action on the employees, suppliers and customers of the corporation or its subsidiaries and the communities in which the corporation and its subsidiaries operate, in addition to the effect on stockholders. Delaware does not have a comparable statutory provision.

     Removal of Directors
     --------------------

     The DGCL provides that, except with respect to corporations with classified boards or cumulative voting, a director may be removed, with or without cause, by the holders of the majority in voting power of the shares entitled to vote at an election of directors. In the event the corporation's board of directors is classified, stockholders may effect such removal only for cause, unless the corporation's Certificate of Incorporation provides otherwise.

     The FBCA provides that, except with respect to corporations with directors elected by a voting group of stockholders or by cumulative voting, stockholders may remove one or more directors with or without cause unless the corporation's Articles of Incorporation provides that directors may be removed only for cause. None of our directors are elected by a voting group and there is no cumulative voting. The surviving corporation's Articles of Incorporation provide that a director may be removed with or without cause.

     Committees of the Board of Directors
     ------------------------------------

     The DGCL and the FBCA both provide that the board of directors of a corporation may delegate many of its duties to one or more committees elected by a majority of the board. A Delaware corporation may delegate to a committee of the board of directors all the powers and authority of the board of directors in the management of the business and affairs of the corporation but no such committee may approve or adopt or recommend to the stockholders any action or matter for which the DGCL requires shareholder approval or adopt, amend or repeal any bylaw of the corporation.

     The FBCA places more limitations on the types of activities that can be delegated to committees of the board. Under Florida law, a committee of the board of directors may not approve or recommend to stockholders actions or proposals required to be approved by the stockholders, fill a vacancy on the board, adopt, amend or repeal the bylaws, authorize the issuance of stock, or authorize the reacquisition of the corporation's own stock.

     Dissenters' Rights
     ------------------

     Under the DGCL, dissenters' rights are afforded to stockholders who follow prescribed statutory procedures in connection with a merger or consolidation (subject to restrictions similar to those provided by the FBCA, as described below). Under the DGCL, there are no appraisal rights in connection with a sale of substantially all the assets of a corporation, reclassifications of stock or other amendments to the certificate of incorporation that adversely affect a class of stock, unless specifically provided in the Certificate of Incorporation. The Company's current Certificate of Incorporation, as amended, does not so specifically provide for dissenters' rights in these circumstances. Dissenters' rights do not apply to a stockholder of a Delaware corporation if the stockholder's shares were (a) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Security Dealers, Inc., or (b) held of record by more than 2,000 stockholders. Notwithstanding the foregoing sentence, however, under the DGCL, a stockholder does have dissenters' rights if the stockholder is required by the terms of the agreement of merger or consolidation to accept anything for his shares other than (a) shares of stock of the corporation surviving or resulting from the merger or consolidation, (b) shares of stock of any other corporation which is so listed or designated or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares, or (d) any combination of the foregoing.

     Under the FBCA, dissenting stockholders who follow prescribed statutory procedures are, in certain circumstances, entitled to appraisal rights in the case of (a) a merger or consolidation, (b) a sale or exchange of all or substantially all the assets of a corporation, (c) amendments to the articles of incorporation that adversely affect the rights or preferences of stockholders,
(d)
consummation of a plan of share exchange if the stockholder is entitled to vote on the plan, and (e) the approval of a control share acquisition pursuant to Florida law. Such rights are not provided when (a) such stockholders are stockholders of a corporation surviving a merger or consolidation where no vote of the stockholders is required for the merger or consolidation, or (b) shares of the corporation are listed on a national securities exchange, designated as a national market security by the Nasdaq Stock Market or held of record by more the 2,000 stockholders.

     Derivative Actions
     ------------------

     The DGCL provides that:

     o a person may not bring a derivative action unless the person was a stockholder of the corporation at the time of the challenged transaction or unless the stock thereafter devolved on such person by operation of law;

     o a complaint in a derivative proceeding must set out the efforts made by a person, if any, to obtain the desired action from the directors or comparable authority and the reason for the failure to obtain such action or for not making the effort; and

     o a derivative proceeding may be settled or discounted only with court approval.

     In addition, under the DGCL, a court may dismiss a derivative proceeding if:

     o the court finds that a committee of independent directors has determined in good faith after conducting a reasonable investigation that the maintenance of the action is not in the best interests of the corporation; and

     o the court determines in its own business judgment that the action should be dismissed.

     The FBCA provides for similar requirements, except that:

     o a complaint in a derivative proceeding must be verified and must allege with particularity that a demand was made to obtain action by the board of directors and that the demand was refused or ignored;

     o a court may dismiss a derivative proceeding if the court finds that independent directors (or a committee of independent persons appointed by such directors) have determined in good faith after conducting a reasonable investigation that the maintenance of the action is not in the best interests of the corporation; and

     o if an action was brought without reasonable cause, the court may require the plaintiff to pay the corporation's reasonable expenses.

     Amendment to Charter
     --------------------

     The DGCL and the FBCA generally provide that an amendment to the Certificate of Incorporation and/or Articles of Incorporation must be approved by the board of directors and by the stockholders of a corporation. The DGCL provides that a vote to amend the corporation's Certificate of Incorporation requires the approval of a majority of the outstanding stock entitled to vote. Therefore, under the DGCL, an abstention or a non-vote effectively counts as a vote against an amendment to the certificate of incorporation.

     Under the FBCA, an amendment to a Florida corporation's Articles of Incorporation generally requires that the votes cast in favor of the amendment exceed the votes cast against the amendment unless the FBCA, the corporation's Article of Incorporation or the corporation's board of directors requires a greater vote.

     Amendments to Bylaws
     --------------------

     The DGCL provides that the stockholders and, if provided in the Certificate of Incorporation, the board of directors, are entitled to amend the bylaws. The FBCA provides that the stockholders, as well as the directors, may amend the bylaws, unless such power is reserved to the stockholders by the Articles of Incorporation or by specified action of the stockholders. The surviving corporation's Articles of Incorporation do not reserve such power to the stockholders.

     Liability of Directors
     ----------------------

     The DGCL permits a Delaware corporation to include in its Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, including conduct that could be characterized as negligence or gross negligence. However, the DGCL provides that the Certificate of Incorporation cannot eliminate or limit liability for (a) breaches of the director's duty of loyalty, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, (c) an unlawful distribution, or (d) the receipt of improper personal benefits. The DGCL further provides that no such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. Our current Certificate of Incorporation, as amended, includes a provision eliminating director liability for monetary damages for breaches of a fiduciary duty to the maximum extent permitted by the DGCL.

     Under the FBCA, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, unless the director breached or failed to perform his duties as a director and such breach or failure constitutes (a) a violation of criminal law unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) a transaction from which the director derived an improper personal benefit, (c) a circumstance resulting in an unlawful distribution, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a stockholder, conscious disregard for the best interests of the corporation or willful misconduct, or (e) in a proceeding by or in the right of one other than the corporation or a stockholder, recklessness or an act or omission committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

     Indemnification
     ---------------

     Under both the FBCA and the DGCL, a corporation may generally indemnify its officers, directors, employees and agents against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement of any proceedings (other than derivative actions), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in derivative actions, except that indemnification may be made only for (a) expenses (including attorneys' fees) and certain amounts paid in settlement, and (b) in the event the person seeking indemnification has been adjudicated liable, amounts deemed proper, fair and reasonable by the appropriate court upon application thereto. The FBCA and the DGCL each provide that to the extent that such persons have been successful in defense of any proceeding, they must be indemnified by the corporation against expenses actually and reasonably incurred in connection therewith. The FBCA also provides that, unless a corporation's Articles of Incorporation provides otherwise, if a corporation does not so indemnify such persons, they may seek, and a court may order, indemnification under certain circumstances even if the board of directors or stockholders of the corporation have determined that the persons are not entitled to indemnification.

     The bylaws of the surviving corporation provides that directors, officers employees and agents will be indemnified to the fullest extent permitted by the FBCA.

     Stockholder Inspection of Books and Records
     -------------------------------------------

     The DGCL permits any stockholder the right, during usual business hours, to inspect and copy the corporation's stock ledger, stockholders list and other books and records for any proper purpose upon written demand under oath stating the purpose thereof.

     Under the FBCA a stockholder is entitled to inspect and copy the articles of incorporation, bylaws, certain board and stockholders resolutions, certain written communications to stockholders, a list of the names and business addresses of the corporation's directors and officers, and the corporation's most recent annual report during regular business hours only if the stockholder gives at least five business days' prior written notice to the corporation. In addition, a stockholder of a Florida corporation is entitled to inspect and copy other books and records of the corporation during regular business hours only if the stockholder gives as least five business days' prior written notice to the corporation and (a) the stockholder's demand is made in good faith and for a proper purpose, (b) the demand describes with particularity its purpose and the records to be inspected or copied, and (c) the requested records are directly connected with such purpose. The FBCA also provides that a corporation may deny any demand for inspection if the demand was made for an improper purpose or if the demanding stockholder has, within two years preceding such demand, sold or offered for sale any list of stockholders of the corporation or any other corporation, has aided or abetted any person in procuring a list of stockholders for such purpose or has improperly used any information secured through any prior examination of the records of the corporation or any other corporation.

     Treasury Stock
     --------------

     A Delaware corporation may reacquire its own issued and outstanding capital stock, and such capital stock is deemed treasury stock that is issued but not outstanding. A Florida corporation may also reacquire its own issued and outstanding capital stock. Under the FBCA, however, all capital stock reacquired by a Florida corporation is automatically returned to the status of authorized but not issued or outstanding, and is not deemed treasury stock which is issued but not outstanding, unless a provision in the Articles of Incorporation so provide. The surviving corporation's Articles of Incorporation will not contain such a provision.

     The complete text of the proposed Articles of Incorporation is set forth as Exhibit B to this Information Statement.

POSSIBLE DISADVANTAGE OF A CHANGE IN DOMICILE

     Despite the belief of the Board of Directors that the proposed Reincorporation is in our best interest and our shareholders, it should be noted that Florida corporation law is not as well developed as Delaware corporation law. The State of Delaware has long been the leader in adopting, construing and implementing comprehensive, flexible corporation laws that are conducive to the operational needs of corporations domiciled in that state. The corporation law of Delaware also is widely regarded as the most extensive and well-defined body of corporate law in the United States. Both the legislature and the courts of Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware judiciary has acquired considerable expertise in dealing with complex corporate issues and has repeatedly shown its willingness to accelerate the resolution of complex corporate legal issues within the limited time available to meet the needs of parties engaged in corporate litigation. It is anticipated that the DGCL will continue to be interpreted and construed in significant court decisions, thereby lending predictability to corporate legal affairs.

     The FBCA by contrast is not as well developed and many of the provisions of the FBCA have not yet received as extensive scrutiny and interpretation as the DGCL. However, Florida courts often rely on Delaware decisions to establish their own corporate doctrines, although Delaware decisions are not binding on Florida courts.

TAX CONSEQUENCES OF THE MERGER

     The merger and resulting reincorporation of the Company from Delaware to Florida will constitute a tax-free reorganization within the meaning of Section 368 (a)(1)(F) of the Internal Revenue Code of 1986, as amended. Accordingly, for federal income tax purposes, no gain or loss will be recognized by stockholders upon the conversion of our Common Stock into the surviving corporation's Common Stock. Each stockholder whose shares are converted into the surviving corporation's Common Stock will have the same basis in the Common Stock of the surviving corporation as such stockholder had in our Common Stock held immediately prior to the effective date of the merger. The stockholder's holding period in the surviving corporation's Common Stock will, for federal income tax purposes, include the period during which the corresponding shares of the Company's Common Stock were held, provided such corresponding shares of the Company's Common Stock were held as a capital asset on the effective date of the merger.

     We will recognize no gain or loss as a result of the merger and reincorporation, and the surviving corporation generally will succeed, without adjustment, to our tax attributes. Because we are based in Florida, we already pay Florida corporate income tax. Changing our state of incorporation will not affect the amount of the corporate income and other taxes payable, other than eliminating liability for the Delaware franchise tax.

     This Information Statement does not contain any information regarding the tax consequences, if any, under applicable state, local or foreign laws, and each stockholder is advised to consult his or her personal attorney or tax advisor as to the federal, state, local or foreign tax consequences of the proposed reincorporation in view of the stockholder's individual circumstances.

STOCKHOLDER APPRAISAL RIGHTS

     Stockholders will not be entitled to appraisal rights in connection with the merger.


                             BY ORDER OF THE BOARD OF DIRECTORS

                                     s/David Miller

                                     David Miller, Chairman

                                    EXHIBIT A

                          PLAN AND AGREEMENT OF MERGER

     THIS PLAN AND AGREEMENT OF MERGER, dated July ___, 2003 ("Agreement"), is entered into between Strategic Capital Resources, Inc., a Florida corporation (SCR-Florida"), and Strategic Capital Resources, Inc., a Delaware corporation ("SCR-Delaware).

                                    RECITALS

     A. The respective Boards of Directors of SCR-Florida and SCR-Delaware believe that the best interests of SCR-Florida and SCR-Delaware and their respective stockholders will be served by the merger of SCR-Delaware with SCR-Florida under and pursuant to the provisions of this Agreement and the Delaware General Corporation Law and the Florida Business Corporation Act.


     B. SCR-Delaware has an aggregate authorized capital of 25,000,000 shares of Common Stock, $.001 par value per share and 5,000,000 shares of preferred stock, $.01 par value per share ("SCR-Delaware Preferred Stock). On June 30, 2003, there were 77,192 shares of SCR-Delaware Common Stock issued and outstanding and no shares of SCR-Delaware Preferred Stock issued and outstanding.

     C. SCR-Florida has an aggregate authorized capital stock of 25,000,000 shares of Common Stock, $.001 par value per share and 5,000,000 shares of preferred stock, $.01 par value per share ("SCR-Florida Preferred Stock"). On the date hereof, there are _______ share(s) of SCR-Florida Common Stock issued and outstanding and _____ shares of SCR-Florida Preferred Stock issued and outstanding.

                                    AGREEMENT

     In consideration of the Recitals and of the mutual agreements contained in this Agreement, the parties hereto agree as set forth below.

     1.  Merger.   SCR-Delaware  shall  be  merged  with  and  into  SCR-Florida
("Merger").

     2. Effective Date. The Merger shall become effective immediately upon the later of the filing of this Agreement or a certificate of merger with the Secretary of State of Delaware in accordance with Delaware General Corporation Law and the filing of articles of merger with the Secretary of State of Florida in accordance with the Florida Business Corporation Act. The time of such effectiveness is hereinafter called the "Effective Date."

     3. Surviving Corporation. SCR-Florida shall be the surviving corporation and shall continue to be governed by the laws of the State of Florida. The separate corporate existence of SCR-Delaware shall cease on the Effective Date.

     4. Articles of Incorporation. The Articles of Incorporation of SCR-Florida as it exists on the Effective Date shall be the Articles of Incorporation of SCR-Florida following the Effective Date, unless and until the same shall thereafter be amended or repealed in accordance with the laws of the State of Florida.

     5. Bylaws. The Bylaws of SCR-Florida as they exist on the Effective Date shall be the Bylaws of SCR-Florida following the Effective Date, unless and until the same shall be amended or repealed in accordance with the provisions thereof and the laws of the State of Florida.

     6. Board of Directors and Officers. The members of the Board of Directors and the officers of SCR-Delaware immediately prior to the Effective Date shall be the members of the Board of Directors and the officers, respectively, of SCR-Florida following the Effective Date, and such persons shall serve in such offices for the terms provided by law or in the Bylaws, or until their respective successors are elected and qualified.

     7. Conversion of Outstanding SCR-Delaware Stock. Upon the Effective Date, each issued and outstanding share of SCR-Delaware Common Stock and all rights in respect thereto shall be converted into one fully paid and nonassessable share of SCR-Florida Common Stock, and each certificate representing shares of SCR-Delaware Common Stock shall for all purposes be deemed to evidence the ownership of the same number of shares of SCR-Florida Common Stock as set forth in such certificate. After the Effective Date, each holder of an outstanding certificate representing shares of SCR-Delaware Common Stock may, at such shareholder's option, surrender the same to SCR-Florida's registrar and transfer agent for cancellation, and each such holder shall be entitled to receive in exchange therefor a certificate(s) evidencing the ownership of the same number of shares of SCR-Florida Common Stock as are represented by the SCR-Delaware certificate(s) surrendered to SCR-Florida's registrar and transfer agent.

     8. Stock Options, Warrants and Convertible Debt. Upon the Effective Date, each stock option, stock warrant, convertible debt instrument and other right to subscribe for or purchase shares of SCR-Delaware Common Stock shall be converted into a stock option, stock warrant, convertible debt instrument or other right to subscribe for or purchase the same number of shares of SCR-Florida Common Stock, and each certificate, agreement, note or other document representing such stock option, stock warrant, convertible debt instrument or other right to subscribe for or purchase shares of SCR-Delaware Common Stock shall for all purposes be deemed to evidence the ownership of a stock option, stock warrant, convertible debt instrument or other right to subscribe for or purchase shares of SCR-Florida Common Stock.

     9. Rights and Liabilities of SCR-Florida. On and after the Effective Date, and all in the manner of and as more fully set forth in Section 607.1106 of the Florida Business Corporation

Act and Section 259 of the Delaware General Corporation Law, the title to all real estate and other property, or any interest therein, owned by each of SCR-Delaware and SCR-Florida shall be vested in SCR-Florida without reversion or impairment; SCR-Florida shall succeed to and possess, without further act or deed, all estates, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal and mixed, of each of SCR-Delaware and SCR- Florida without reversion or impairment; SCR-Florida shall thenceforth be responsible and liable for all the liabilities and obligations of each of SCR-Delaware and SCR-Florida; any claim existing or action or proceeding pending by or against SCR-Delaware or SCR-Florida may be continued as if the Merger did not occur or SCR-Florida may be substituted for SCR-Delaware in the proceeding; neither the rights of creditors nor any liens upon the property of SCR-Delaware or SCR-Florida shall be impaired by the Merger; and SCR-Florida shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the Merger.

     10. Termination. This Agreement may be terminated and abandoned by action of the respective Boards of Directors of SCR-Delaware and SCR-Florida at any time prior to the Effective Date, whether before or after approval by the stockholders of either or both of the parties hereto.

     11. Amendment. The Boards of Directors of the parties hereto may amend this Agreement at any time prior to the Effective Date; provided that an amendment made subsequent to the approval of this Agreement by the stockholders of either of the parties hereto shall not: (a) change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of the parties hereto, (b) change any term of the Articles of Incorporation of SCR-Florida, or (c) change any other terms or conditions of this Agreement if such change would adversely affect the holders of any capital stock of either party hereto.

     12. Registered Office. The registered office of SCR-Florida in the State of Florida is located at 3565 NW 61st Circle, Boca Raton, Florida 33496, and David Miller is the registered agent of SCR-Florida at such address.

     13. Inspection of Agreement. Executed copies of this Agreement will be on file at the principal place of business of SCR-Florida at 7900 Glades Road, Suite 610, Boca Raton, Florida 33434. A copy of this Agreement shall be furnished by SCR-Florida, on request and without cost, to any stockholder of either SCR-Delaware or SCR-Florida.

     14. Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Florida.

     15. Service of Process. On and after the Effective Date, SCR-Florida agrees that it may be served with process in Delaware in any proceeding for enforcement of any obligation or SCR- Delaware or SCR-Florida arising from the Merger.

     16. Designation of Delaware Secretary of State as Agent for Service of Process. On and after the Effective Date, SCR-Florida irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any suit or other proceeding to enforce the rights of any stockholders of SCR-Delaware or SCR-Florida arising from the Merger. The Delaware Secretary of State is requested to mail a copy of any such process to SCR at 7900 Glades Road, Suite 610, Boca Raton, Florida 33434 Attention: David Miller, Chief Executive Officer.

     IN WITNESS WHEREOF, each of the parties hereto, pursuant to authority duly granted by their respective Board of Directors, has caused this Plan and Agreement of Merger to be executed, respectively, by its Chief Executive Officer and attested by its Secretary.


                                         STRATEGIC CAPITAL RESOURCES, INC.,
                                         a Florida corporation

ATTEST:

________________________________         By:______________________________
Secretary                                Its: Chief Executive Officer



                                         STRATEGIC CAPITAL RESOURCES, INC.,
                                         a Delaware corporation

ATTEST:

________________________________         By:_____________________________
Secretary                                Its: Chief Executive Officer

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                                    EXHIBIT B

                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                        STRATEGIC CAPITAL RESOURCES, INC.
                        ---------------------------------

     The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                    ARTICLE I
                                 CORPORATE NAME
                                 --------------

    The name of this Corporation shall be: Strategic Capital Resources, Inc.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS
                      ------------------------------------

     The principal office and mailing address of the Corporation is 7900 Glades Road, Suite 610, Boca Raton, FL 33434.

                                   ARTICLE III
                                  CAPITAL STOCK
                                  -------------

     The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 30,000,000 which are to be divided into two classes as follows: 25,000,000 shares of common stock, par value $.001 par value 5,000,000 shares of preferred stock, par value $.01 par value

     The preferred stock may be created and issued from time to time in one or more series and with such designations, rights, preferences, conversion rights cumulative, relative, participating,

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optional or other rights, including voting rights,  qualifications,  limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such preferred stock as may be adopted from time to time in the sole discretion by the Corporation's Board of Directors pursuant to the authority in this paragraph given.

     In accordance with Section 607.10025(7) of the Florida Business Corporation Act, upon the effectiveness of a combination, as such term is defined in Section 607.10025(1) of such Act, the authorized shares of the classes or series affected by the combination shall not be reduced or otherwise affected by the percentage by which the issued shares of such class or series were reduced as a result of the combination.

                                   ARTICLE IV
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA
                      ------------------------------------

     The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

                                  David Miller
                              3565 N.W. 61st Circle
                              Boca Raton, FL 33496

                                    ARTICLE V
                                  INCORPORATOR
                                  ------------

     The name and address of the person signing these Articles of Incorporation as the Incorporator is:

                                  David Miller
                              3565 N.W. 61st Circle
                              Boca Raton, FL 33496

                                    ARTICLE V
                                 INDEMNIFICATION
                                 ---------------

     This Corporation shall indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.


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                                   ARTICLE VI
                             AFFILIATED TRANSACTIONS
                             -----------------------

     This Corporation expressly elects not to be governed by Section 607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

                                   ARTICLE VII
                           CONTROL SHARE ACQUISITIONS
                           --------------------------

     This Corporation expressly elects not to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.


                                         ---------------------------------------
                                         David Miller, President

     THE UNDERSIGNED, named as the registered agent in Article IV of these Articles of Incorporation, hereby accepts the appointment as such registered agent, and acknowledges that he is familiar with, and accepts the obligations imposed upon registered agents under, the Florida Business Corporation Act, including specifically Section 607.0505.

                                         REGISTERED AGENT:


                                         ---------------------------------------
                                         David Miller


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